UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2020

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange
1.25% Notes due June 2023	SYY23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

section 5 – corporate governance and management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2020, the Board of Directors (the “Board”) of Sysco Corporation (the “Company”) named Mr. Kevin P. Hourican as President and Chief Executive Officer and as a member of the Board and the Executive Committee of the Board, with an expected effective date of February 1, 2020. Mr. Hourican will succeed Mr. Thomas L. Bené, who is separating from his officer and director positions with the Company as described below. In addition, the Board named Mr. Edward D. Shirley, currently Lead Independent Director of the Board, as Executive Chair of the Board, effective as of January 10, 2020. The Board also named Mr. Bradley M. Halverson as the Lead Independent Director of the Board, effective as of January 10, 2020.

Mr. Hourican, 46, most recently served as executive vice president of CVS Health and president of CVS Pharmacy, overseeing CVS’ $85 billion retail business, including its 9,900 retail stores and over 200,000 employees, as well as merchandising, marketing, supply chain, real estate, front store operations, pharmacy growth, pharmacy clinical care and pharmacy operations. He previously held the role of executive vice president, retail pharmacy and supply chain, and led CVS’ pharmacy operations, professional services and retail pharmacy product innovation and development functions, as well as the company’s supply chain organization. Prior to joining CVS Health, Kevin held executive leadership roles at Macy’s, most recently serving as senior vice president, regional director of stores, responsible for the management of 110 department stores in the Mid-Atlantic region. He holds an undergraduate degree in economics and a master’s degree in supply chain management from The Pennsylvania State University.

President and Chief Executive Officer Compensation Arrangements

In connection with Mr. Hourican’s appointment as President and Chief Executive Officer, Mr. Hourican will receive an annual base salary of $1,300,000 and will be eligible to receive a target annual cash incentive opportunity equal to 150% of his annual base salary, pro-rated to January 1, 2020 for fiscal year 2020, unless his start date is after February 15, 2020 (other than at the Company’s request), in which case his fiscal year 2020 annual cash incentive opportunity will be pro-rated for the period of actual service. Mr. Hourican will be eligible to receive annual equity awards in the amounts and on such terms as are determined by the Compensation and Leadership Committee of the Board. For the Company’s fiscal year 2020, he will receive an annual equity award with a grant date fair value equal to $8,500,000 that consists 40% of stock options that vest 33% on each of August 21, 2020, August 21, 2021 and August 21, 2022, and 60% of performance share units (“PSUs”) with a performance period from June 30, 2019 through July 2, 2022. If Mr. Hourican’s employment is terminated without cause or upon his resignation for good reason, as such terms are defined in the letter agreement (together, an “involuntary termination”), 50% of the unvested portion of the fiscal year 2020 annual equity award will vest.

In order to compensate Mr. Hourican for the forfeiture of his 2019 annual cash bonus from his prior employer, Mr. Hourican will receive a one-time cash payment equal to his forgone target bonus of $1,450,000, plus an amount equal to any additional annual bonus that would have been earned based on actual performance as reported in his prior employer’s 2020 annual stockholders meeting definitive proxy statement (the “make-whole bonus”). Mr. Hourican will also receive a one-time cash sign-on bonus equal to $2,000,000, which is intended to compensate him for forfeiture of equity awards from his prior employer that were scheduled to vest within 90 days of his expected start date. The after-tax amount of both the make-whole bonus and the sign-on bonus will be repayable to the Company if Mr. Hourican is terminated for cause or resigns prior to the first anniversary of his start date, and 50% of the after-tax amount of the sign-on bonus will be repayable if he is terminated for cause or resigns on or after the first anniversary but prior to the second anniversary of the start date.

As a replacement for the forfeiture of Mr. Hourican’s equity awards from his prior employer that were scheduled to vest more than 90 days after his start date, he will receive a one-time, make-whole equity award (the “make-whole equity award”) with a grant date fair value of $12,800,000. The make-whole equity award will consist (i) 33% of time-based non-statutory stock options that vest 33% on each of August 21, 2020, August 21, 2021 and August 21, 2022, subject to Mr. Hourican’s continued service through the applicable vesting date, and have a 10-year term, (ii) 33% of time-based restricted stock units that vest 50% on each of the 12 month and 18 month anniversaries of Mr. Hourican’s start date, subject to Mr. Hourican’s continued service through the applicable vesting date, and (iii) 33% of PSUs with a performance period from June 30, 2019 through July 2, 2022. The make-whole equity award will have such other terms and conditions as awards granted to senior executives of the Company in fiscal year 2020, except that vesting will fully accelerate (with performance deemed met at the target level) upon an involuntary termination of Mr. Hourican’s employment.

Upon execution and subsequent effectiveness of a general release of claims, Mr. Hourican will be eligible to receive certain severance payments and benefits upon an involuntary termination of his employment, including a pro-rated annual bonus for the year of termination, an amount equal to two times the sum of his base salary plus his target annual cash incentive opportunity, paid in substantially equal installments for 24 months after his date of termination, and health, dental and vision coverage continuation at active employee rates (“benefits continuation”) during such period. If an involuntary termination of Mr. Hourican’s employment occurs during the period beginning on a change in control of the Company (as defined in the Company’s 2018 Omnibus Incentive Plan) and ending on the second anniversary of the change in control, he will receive a pro-rated annual bonus for the year of termination, a cash lump sum amount equal to three times the sum of his base salary plus his target annual cash incentive opportunity, and benefits continuation for 36 months following his date of termination.

Mr. Hourican will also receive certain benefits, including tax and financial planning reimbursement up to $15,000, security monitoring services, relocation benefits including reimbursement for up to $25,000 in miscellaneous relocation expenses (and a tax make-whole payment for relocation benefits), in addition to up to $30,000 in legal fees incurred in connection with the preparation and negotiation of his letter agreement.

Mr. Hourican has entered into the Company’s standard protective covenants agreement, which subjects him to certain restrictive covenants, including confidentiality, non-disparagement and two-years post-employment restrictions on competition and solicitation of employees, vendors and customers of the Company.

Executive Chairman Compensation Arrangements

Mr. Shirley, 63, joined the board in 2016 and has served as lead independent director since November 2018. He has substantial experience in executive leadership, strategy development, marketing/brand development and business operations, both domestically and globally, developed in his various senior executive positions with large consumer products companies. Mr. Shirley served as president and chief executive officer of Bacardi Limited from 2012 to 2014. Prior to that, he was vice chairman of Procter & Gamble and held several senior executive positions during his 27 years with The Gillette Company. Mr. Shirley is currently a director of the New York Life Insurance Company and has previously served as a member of the board of directors of Elizabeth Arden, Inc. and Time Warner Cable Inc. He is also a partner in PTW Capital, a recently formed consumer goods private equity firm.

In connection with his appointment as Executive Chair, Mr. Shirley will receive a base salary of $1,000,000 and be eligible to earn a target annual cash incentive opportunity equal to $1,000,000, pro-rated for fiscal year 2020 for the period of actual service. Mr. Shirley will receive an equity award with a grant date fair value of $1,000,000, with the form of such grant and the applicable vesting and other terms and conditions to be determined in the discretion of the Board.

Separation Agreement with Mr. Bené

The Company has entered into a separation agreement with Mr. Bené, which provides that, effective as of January 13, 2020, Mr. Bené resigned as Chairman and a member of the Board and, effective as of January 31, 2020 (the “separation date”), Mr. Bené resigned from all positions he holds with the Company and its affiliates, including as President and Chief Executive Officer, as well as from any other positions or appointments with the Company and its affiliates, except that, from the separation date through and including March 1, 2020, Mr. Bené will remain employed as a non-executive employee of the Company in an advisory capacity.

In consideration for Mr. Bené’s execution of a general release of claims, Mr. Bené will receive a cash severance payment equal to $6,000,000, payable within 30 days following the effective date of the release, and subsidized health, dental and vision care coverage for a period of no longer than 24 months following the date of termination. Outstanding unvested Company equity awards held by Mr. Bené upon his separation date will be forfeited and his vested stock options will be exercisable for 90 days following his date of termination, pursuant to the applicable award agreements. Mr. Bené remains subject to certain post-employment restrictions, including restrictions on competitive activities and non-solicitation of employees and customers of the Company for one-year post-employment.

The foregoing descriptions of the terms and conditions of the letter agreement with Mr. Hourican and the separation agreement with Mr. Bené do not purport to be complete and are qualified in their entirety by reference to such agreements, which are filed as Exhibits 10.1 and 10.2 hereto, respectively and are incorporated herein by reference.

A copy of the press release issued by the Company on January 13, 2020, is attached as Exhibit 99.1 hereto.

section 9 – financial statements and exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Exhibits.

Not applicable.

(c)	Exhibits.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1	Letter Agreement, dated as of January 10, 2020, by and between Kevin P. Hourican and Sysco Corporation.

10.2	Separation Agreement, dated as of January 12, 2020, by and between Thomas L. Bené and Sysco Corporation.

99.1	Press Release dated as of January 13, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: January 16, 2020	By:	/s/ Eve M. McFadden
Eve M. McFadden
Vice President, Legal, General Counsel and Corporate Secretary